UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2012

MeetMe, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 27, 2012, MeetMe, Inc. (the “Company”) determined that it was in the best interest of the Company’s shareholders to discontinue the games development business of its Brazilian subsidiary, Quepasa Games S/S Ltda (“Quepasa Games”), in order to streamline efforts to improve efficiencies, reduce costs and focus its efforts on its core social network business.

The Company expects to incur a pre-tax special charge of approximately $3 million associated with the planned closing of Quepasa Games which is expected to be primarily completed and recognized in the second quarter of fiscal 2012. The pre-tax charge consists primarily of non-cash asset impairments, severance and employee-related costs, satisfaction of liabilities. Approximately $500,000 of the pre-tax charge is anticipated to result in cash expenditures, most of which is expected to be paid in the second half of fiscal 2012.

The Company is currently in the process of finalizing certain aspects of the activities related to the closure of Quepasa Games, which could require future adjustments to the aforementioned estimated costs, and timing, however, the estimated costs are consistent with streamlining efforts.  The Company will file an amendment to this Form 8-K when the final costs have been determined.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected financial effect of the closing including estimate of costs. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding the expected costs, savings, and timing of the closing of the Quepasa Games as well as the reduction in workforce at its Spanish operations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management's present expectations or projections, including unexpected adjustments made in connection with the preparation and review of the Company’s financial statements. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

Item 2.06. Material Impairments.

The information set forth in Item 2.05 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: June 29, 2012	By:	/s/ Michael Matte
	Name:	Michael Matte
	Title:	Chief Financial Officer